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                                                                     Exhibit (e)

                             DISTRIBUTION AGREEMENT

                                   SCHEDULE I

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              Portfolios and Shares
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Bond Index Fund
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Institutional Money Market Fund
   Aon Captives Shares
   Institutional Shares
   Premium Shares
   Trust Class
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LifePath Retirement Portfolio
   Class I
   Class R
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LifePath 2010 Portfolio
   Class I
   Class R
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LifePath 2020 Portfolio
   Class I
   Class R
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LifePath 2030 Portfolio
   Class I
   Class R
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LifePath 2040 Portfolio
   Class I
   Class R
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Money Market Fund
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Prime Money Market Fund
   Institutional Shares
   Premium Shares
   Trust Class
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S&P 500 Stock Fund
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Dated: May 12, 2004

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